Exhibit 99.1

NEWS RELEASE

Visteon Announces First-Quarter 2022 Results
VAN BUREN TOWNSHIP, Mich., April 28, 2022 — Visteon Corporation (NASDAQ: VC) today reported first quarter financial results. Highlights include:

•Sales of $818 million, up 11%1 from prior year
•Growth-over-market of 22%1 versus top customers' vehicle production
•Net income of $22 million
•Adjusted EBITDA of $71 million or 8.7% of sales
•16 new products launched in first quarter
•$950 million in new business wins
•$56 million in net cash at quarter end when excluding debt of $349 million

Visteon reported net sales of $818 million, representing a year-over-year increase of 11% excluding the impact of currency. Total industry production decreased 4% while vehicle production at Visteon’s top customers decreased 11%1 in the same period, reflecting supply chain constraints and the worldwide semiconductor shortage. Despite these constraints, the company's sales performance represents 22%1 growth-over-market compared to the production volumes of its customers.

Gross margin in the first quarter was $76 million, and net income attributable to Visteon was $22 million or $0.77 per diluted share. Adjusted EBITDA, a non-GAAP measure as defined below, was $71 million for the first quarter or 8.7% of sales, an increase of $7 million compared to the prior year. The increase in adjusted EBITDA reflects the favorable impact of higher sales volumes, higher pricing, and lower engineering costs. This increase was partially offset by higher semiconductor costs net of customer cost recoveries.

Visteon launched 16 new products in the first quarter and is setting the foundation for another year of robust launch activity. Key first quarter launches include a 12-inch digital cluster for the F-150 Lightning EV that recently launched with Ford and several center information display programs across multiple vehicle lines with Mazda, including their all-new CX-60 plug-in hybrid SUV. Additional key launches include a 10-inch digital cluster on the new Nissan Z and a 10-inch digital cluster on Honda’s first generation all-electric BEV crossover for the China market.

The company won $950 million in new business in the first quarter, approximately 20% of which were for programs with electric vehicle variants. First quarter wins included a global multi-display module program, an additional SmartCore™ customer, and a 7-inch all-digital cluster for a global program on a high-volume sedan with a Japanese OEM.

For the first three months, cash used by operations was $21 million and capital expenditures were $21 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, for the first three months of 2022 was a use of cash of $37 million, compared to a source of cash of $9 million for the same period in 2021. The company ended the first quarter with cash of $405 million and debt of $349 million, representing a net cash position of $56 million.

“I am proud of Visteon’s continued performance and our ability to deliver a strong sales quarter and improved earnings versus the prior year in a challenging environment,” said President and CEO Sachin Lawande. “Our continued growth-over-market is driven by our best-in-class product portfolio and this quarter represents our twelfth consecutive quarter of market outperformance.”
1 Excludes Y/Y impact of currency fluctuations

Visteon is maintaining full-year 2022 guidance and anticipates sales in the range of $3.150 – $3.350 billion, Adjusted EBITDA in the range of $295 – $335 million, and Adjusted Free Cash Flow in the range of $85 – $115 million.

About Visteon

Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and battery management systems. Learn more at https://investors.visteon.com/.

Conference Call and Presentation

Today, Thursday, April 28, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 844-535-3468
Outside U.S./Canada: 720-405-0988
Conference ID: 1329137

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 1329137. The phone replay will be available for one week following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2022, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•continued and future impacts related to the conflict between Russia and the Ukraine including supply chain disruptions, reduction in customer demand, and the imposition of sanctions on Russia;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;
•our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with financial and other covenants in our credit agreements, and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices, the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:            Investors:
Dianna Ofiara            Kris Doyle
734-258-4355            201-247-3050
dofiara@visteon.com            kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

Net sales	$818	$746
Cost of sales	(742)	(673)
Gross margin	76	73
Selling, general and administrative expenses	(44)	(45)
Restructuring and impairment	(7)	1
Interest expense, net	(2)	(2)
Equity in net income of non-consolidated affiliates	3	—
Other income, net	5	4
Income before income taxes	31	31
Provision for income taxes	(8)	(12)
Net income	23	19
Less: Net income attributable to non-controlling interests	(1)	(3)
Net income attributable to Visteon Corporation	$22	$16

Comprehensive income	$27	$1
Less: Comprehensive income attributable to non-controlling interests	(1)	(2)
Comprehensive income (loss) attributable to Visteon Corporation	$26	$(1)

Basic earnings per share attributable to Visteon Corporation	$0.79	$0.57

Diluted earnings per share attributable to Visteon Corporation	$0.77	$0.56

Average shares outstanding (in millions)
Basic	28.0	27.9
Diluted	28.4	28.4

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
Cash and equivalents	$402	$452
Restricted cash	3	3
Accounts receivable, net	539	549
Inventories, net	331	262
Other current assets	176	158
Total current assets	1,451	1,424

Property and equipment, net	374	388
Intangible assets, net	116	118
Right-of-use assets	133	139
Investments in non-consolidated affiliates	58	54
Other non-current assets	111	111
Total assets	$2,243	$2,234

LIABILITIES AND EQUITY
Short-term debt	$—	$4
Accounts payable	539	522
Accrued employee liabilities	68	80
Current lease liability	28	28
Other current liabilities	214	218
Total current liabilities	849	852

Long-term debt, net	349	349
Employee benefits	190	198
Non-current lease liability	111	117
Deferred tax liabilities	28	27
Other non-current liabilities	74	75

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,339	1,349
Retained earnings	1,686	1,664
Accumulated other comprehensive loss	(225)	(229)
Treasury stock	(2,260)	(2,269)
Total Visteon Corporation stockholders’ equity	541	516
Non-controlling interests	101	100
Total equity	642	616
Total liabilities and equity	$2,243	$2,234

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
OPERATING
Net income	$23	$19
Adjustments to reconcile net income to net cash provided from (used by) operating activities:
Depreciation and amortization	27	27
Non-cash stock-based compensation	5	4
Equity in net income of non-consolidated affiliates, net of dividends remitted	(3)	—
Impairments	4	—
Other non-cash items	1	1
Changes in assets and liabilities:
Accounts receivable	6	4
Inventories	(71)	(17)
Accounts payable	25	2
Other assets and other liabilities	(38)	(29)
Net cash provided from (used by) operating activities	(21)	11
INVESTING
Capital expenditures, including intangibles	(21)	(18)
Contributions to equity method investments	(1)	—
Loan repayments from non-consolidated affiliates	—	2
Other	1	1
Net cash used by investing activities	(21)	(15)
FINANCING
Short-term debt, net	(4)	—
Net cash used by financing activities	(4)	—
Effect of exchange rate changes on cash	(4)	(10)
Net decrease in cash, equivalents, and restricted cash	(50)	(14)
Cash, equivalents, and restricted cash at beginning of the period	455	500
Cash, equivalents, and restricted cash at end of the period	$405	$486

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31,		Full Year
Visteon:	2022	2021	2022
Net income attributable to Visteon Corporation	$22	$16	$116
Depreciation and amortization	27	27	105
Provision for income taxes	8	12	40
Non-cash, stock-based compensation expense	5	4	25
Interest expense, net	2	2	10
Net income attributable to non-controlling interests	1	3	10
Restructuring and impairment	7	(1)	10
Equity in net income of non-consolidated affiliates	(3)	—	(6)
Other	2	1	5
Adjusted EBITDA	$71	$64	$315 [2]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31,		Full Year
Visteon:	2022	2021	2022
Cash provided from (used by) operating activities	$(21)	$11	$195
Capital expenditures, including intangibles	(21)	(18)	(110)
Free cash flow	$(42)	$(7)	$85
Restructuring related payments	5	16	15
Adjusted free cash flow	$(37)	$9	$100 [3]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring, net, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Visteon	$22	$16

Diluted earnings per share:
Net income attributable to Visteon	$22	$16
Average shares outstanding, diluted	28.4	28.4
Diluted earnings per share	$0.77	$0.56

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$22	$16
Restructuring and impairment	7	(1)
Other, including tax effects of adjustments	2	1
Adjusted net income	$31	$16
Average shares outstanding, diluted	28.4	28.4
Adjusted earnings per share	$1.09	$0.56

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.